Exhibit 1.1

Execution Version

23,000,000 Shares of Common Stock

Life Time Group Holdings, Inc.

Shares of Common Stock (par value $0.01 per share)

UNDERWRITING AGREEMENT

February 27, 2025

February 27, 2025

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Certain shareholders of Life Time Group Holdings, Inc., a Delaware corporation (the “Company”), named in Schedule I hereto (the “Selling Shareholders”) propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), an aggregate of 23,000,000 shares of the common stock of the Company, par value $0.01 per share (the “Shares”), with each Selling Shareholder selling the number of Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto. The shares of common stock, par value $0.01 per share, of the Company are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-281465), including a prospectus, relating to the sale of the securities (the “Shelf Securities”), including the Shares. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated August 12, 2024 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 10(c) of this Agreement).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the date of this Agreement, will comply as of the date of such filing, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) None of the Company or any of the Company’s subsidiaries has sustained since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus or the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there has not been any adverse change in the capital stock or long-term debt of the Company or any of the Company’s subsidiaries or any development that would reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any of the following: (i) a material adverse effect on the ability of the Company or any of the Company’s subsidiaries to consummate the sale of the Shares as contemplated hereby, (ii) any material adverse change in the capital stock or long-term debt of the Company or any of its subsidiaries prior to the consummation of the offering or (iii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(e) Each of the Company and the Company’s subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all tangible personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and the Company’s subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Company’s subsidiaries, except as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

(f) Each of the Company and the Company’s “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) has been duly formed and is validly existing as a corporation or limited liability company in good standing (or the local equivalent) under the laws of the jurisdiction in which it was organized with power and authority (corporate and other) to own, lease and/or operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and the Company’s subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(g) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or similar rights of any securityholder of the Company, except as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and all of the issued shares of capital stock of each material subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus or as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(h) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company.

(i) The sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Company’s subsidiaries is a party or by which the Company or any of the Company’s subsidiaries is bound or to which any of the property or assets of the Company or any of the Company’s subsidiaries is subject, except for such conflicts or breaches for which the Company has obtained a consent or waiver; (ii) result in any violation of the provisions of the certificate of incorporation or bylaws or other organizational documents, as applicable, of the Company, or any of the Company’s subsidiaries; (iii) assuming the accuracy of the representations and warranties of the Underwriters contained herein, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Company’s subsidiaries or any of their respective properties; and (iv) require the consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement except for such consents, approvals, authorizations, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under securities, anti-fraud or Blue Sky laws of the various states and foreign jurisdictions or the rules of the New York Stock Exchange in connection with the purchase and distribution of the Shares by the Underwriters; except, in the case of each of clauses (i), (iii) and (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) None of the Company or any of its subsidiaries, or any of its controlled affiliates has taken or, prior to the completion of the offering, will take, directly or indirectly, any action which is designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except as disclosed in the Time of Sale Prospectus and the Prospectus.

(k) Neither the Company nor any of the Company’s subsidiaries is (i) in violation of its certificate of incorporation or bylaws or other organizational documents, as applicable or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties or assets is subject, except, in the case of (ii) above, for such defaults as would not reasonably be expected to have a Material Adverse Effect.

(l) The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws referred to therein, and “Underwriting,” insofar as they purport to describe the terms of this Agreement, constitute accurate summaries of the matters described therein in all material respects.

(m) The historical financial statements of the Company and its subsidiaries included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, together with the related notes, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments, and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as otherwise noted therein). The other financial and statistical data set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus are accurately presented and where applicable, have been prepared on a basis consistent with the financial statements and books and records of the Company.

(n) Other than as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Company’s subsidiaries is a party or of which any property of the Company or any of the Company’s subsidiaries is the subject which, if determined adversely to the Company or any of the Company’s subsidiaries, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(o) The Company and the Company’s subsidiaries own, or have the valid licensed right to use, all intellectual property and similar intangible rights, including patents, trademarks, service marks, domain names, trade names, brand names, trade dress, copyrights, software, data, databases, trade secrets, technology and know-how (whether patented or not) and other proprietary or confidential information, together with all registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) used, held for use or otherwise necessary in connection with their respective businesses, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or such as would not reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, no action, suit, proceeding, investigation, claim, or demand is pending or, to the best of the Company’s knowledge, threatened, that challenges the validity, enforceability, issuance/registration, use or ownership of any Intellectual Property Rights owned by the Company or any of its subsidiaries or used or held for use in the business of the Company or any of its subsidiaries.

(p) Each preliminary prospectus, if any, filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) None of the Company or any of its subsidiaries is required to register as an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as otherwise have been validly waived in connection with the sale of the Shares contemplated hereby or as described in the Time of Sale Prospectus and the Prospectus.

(t) The Company and its subsidiaries have paid all federal, state, local and non-U.S. taxes required to be paid by any of them and filed all federal, state, local and non-U.S. tax returns that are required to be filed by any of them through the date hereof, except (i) where the failure to pay such taxes or file such returns would not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or

the Prospectus. There is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, in each case, except as (x) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (y) otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(u) Each of the Company and its subsidiaries maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with U.S. GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(v) Other than as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there have been no (i) material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and (ii) changes in the Company’s internal control over financial reporting that have adversely affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) Deloitte & Touche LLP, which has audited certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and the related notes filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States).

(x) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company, or, with respect to any employee benefit plan subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”), any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code), has any liability (each, a “Plan”) has been maintained in compliance with ERISA and the Code; (ii) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan; (iii) with respect to each Plan subject to Title IV of ERISA (A) no failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of

ERISA, whether or not waived, has occurred or is reasonably expected to occur and (B) neither the Company nor any member of its Controlled Group has incurred or reasonably expects to incur, any liability under Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to the termination of, or withdrawal from, any such Plan and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is subject to a favorable determination letter from the IRS or is entitled to rely on a favorable opinion letter issued by the IRS and nothing to the Company’s knowledge has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(y) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Company and its subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws, (B) each of the Company and its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) there are no events, circumstances or conditions, including without limitation the Release or threat of Release of Hazardous Materials into the Environment, that would reasonably be expected to form the basis of a civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information against the Company or any of its subsidiaries under any Environmental Law, (E) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its subsidiaries and (F) neither the Company nor any subsidiary is conducting or paying for in whole or in part any investigation, response or corrective action pursuant to any Environmental Law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all applicable federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the Environment in the United States or Canada, including, without limitation, laws relating to (i) Releases or threatened Releases of Hazardous Materials into the Environment, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks and related piping, and emissions, Releases or threatened Releases therefrom.

“Hazardous Materials” means all substances, wastes, pollutants or contaminants, materials, constituents, chemicals or compounds in any form, regulated or which can give rise to liability under any Environmental Law, including but not limited to, medical or pharmaceutical waste, petroleum or petroleum by-products, asbestos or asbestos containing materials. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharge, injecting, escaping, leaching, dumping, disposing, depositing or migration into the Environment, or into, from or through any building or structure.

(z) None of the Company, any of the Company’s subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”)), nor is owned or controlled by a Person that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (a “Sanctioned Country”) (which, as of the date hereof, consists of Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065); nor is designated as a “specially designated national” or a “blocked person” by the U.S. Government. Since April 24, 2019, none of the Company or any of its subsidiaries have knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(aa) The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Prospectus or the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Prospectus or the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries (in each case as it relates to the business of the Company or any of its subsidiaries): (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; or (ii) has taken or will take any action, directly or indirectly, that would result in a violation by the Company or any of its subsidiaries of any provision of the Bribery Act 2010 of the United Kingdom, any applicable laws implementing the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, or the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The Company and its subsidiaries have each conducted their businesses in material compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(dd) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operations of the business of the Company and its subsidiaries as currently conducted, and to the knowledge of the Company, free and clear of all material Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, confidential or regulated data, including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them (collectively, “Data”) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages, unauthorized uses of or accesses to, or other compromises to IT Systems or Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Company’s knowledge, the Company and its subsidiaries have complied and are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and all internal and external policies and contractual obligations, in each case relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(ee) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and other than as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(ff) The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued (i) pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans, (ii) pursuant to outstanding options, rights or warrants or (iii) as otherwise described in the Time of Sale Prospectus and the Prospectus.

(gg) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule IV hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(hh) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, will not contravene (i) any provision of applicable law, (ii) the organizational documents of such Selling Shareholder (if such Selling Shareholder is not a natural person), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i), (iii) and (iv) as would not, singly or in the aggregate have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement except (a) such as may have already been obtained or will be obtained prior to the Closing Date, (b) such as may be required by the securities, anti-fraud or Blue Sky laws of the various states or foreign jurisdictions, the rules of the New York Stock Exchange or the rules and regulations of FINRA in connection with the offer and sale of the Shares or (c) such that would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement.

(c) Such Selling Shareholder has (in the case of Shares to be issued upon exercise of options, after giving effect to the exercise of such options and payment of the exercise price therefor), and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) Such Selling Shareholder has delivered to the Underwriters an executed lock-up agreement (the “Lock-up Agreement”) in substantially the form attached hereto as Exhibit A.

(f) (i)The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited in all respects to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the

Prospectus made in reliance upon and in conformity with any information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendments or supplements thereto, it being understood and agreed that only information furnished by such Selling Shareholder consists of the name of such Selling Shareholder, the number of shares offered by such Selling Shareholder and the address and other information with respect to such Selling Shareholder (excluding percentages) that appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Selling Stockholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”). Neither such Selling Shareholder nor any person acting on behalf of such Selling Shareholder (other than, if applicable, the Company and the Underwriters) has prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus relating to the Shares.

(g) Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $30.13 a share (the “Purchase Price”) the number of Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the number of Shares to be sold by such Selling Shareholder as the number of Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Shares.

4. Terms of Public Offering. The Selling Shareholders are advised that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Underwriters’ judgment is advisable. The Selling Shareholders are further advised by the Underwriters that the Shares are to be offered to the public initially at $30.40 a share (the “Public Offering Price”) and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $0.05 a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 3, 2025, or at such other time on the same or such other date, not later than March 10, 2025, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as the Underwriters shall request not later than one full business day prior to the Closing Date. The Shares shall be delivered to the Underwriters on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date, in each case in form and substance reasonably satisfactory to the Underwriters.

(d) The Underwriters shall have received on the Closing Date an opinion of Ropes & Gray LLP, outside counsel for the Selling Shareholders, and an opinion of Burness Paull LLP, outside counsel for Partners Group Access 83 PF LP, each dated the Closing Date, in each case in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in each case in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, and signed by the chief financial officer of the Company, in his capacity as such, with respect to certain financial and accounting information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Underwriters.

(h) The Lock-up Agreements, each substantially in the form of Exhibit A hereto, between the Underwriters and each Selling Shareholder and the directors and executive officers of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Underwriters, without charge, three conformed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to furnish to the Underwriters in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(h) To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided that the Company will be deemed to have furnished such statement to its security holders and the Underwriters to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or any successor thereto.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, if applicable: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the reasonable and documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (such fees and expenses of counsel in an aggregate amount not to exceed $10,000); (iv) all filing fees and the fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (such fees and expenses of counsel in an aggregate amount not to exceed $20,000); (v) all costs and expenses incident to listing the Shares on the NYSE; (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) the Company’s own costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, and expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, including aircraft use, and lodging expenses of the representatives and officers of the Company and any such consultants, and fifty percent (50%) of the cost of any aircraft chartered in connection with the road show (the remaining fifty percent (50%) of such aircraft costs to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(k) To pay the registration fee for the offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

The Company also covenants with each Underwriter that, without the prior written consent of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder; (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the vesting of a restricted stock unit or performance stock unit or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus; (C) the grant of compensatory equity-based awards, and/or the issuance of shares of Common Stock with respect thereto, or the filing of any registration statement on Form S-8 (including any resale registration statement on Form S-8) relating to securities granted, issued or to be granted pursuant to any plan described in the Time of Sale Prospectus or any assumed benefit plan contemplated by clause (B); (D) Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or the entrance into an agreement to issue Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock that the Company may issue or agree to issue pursuant to this clause (D) shall not exceed 10% of the total outstanding share capital of the Company immediately following the issuance of the Shares; and provided further, that in the event that the aggregate number of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock that the Company may issue or agree to issue pursuant to this clause (D) exceeds 200,000, then the recipients of any such shares of Common Stock and securities issued pursuant to this clause (D) during the 60-day restricted period described above shall have agreed with the Company to not sell their shares during such restricted period or shall enter into an agreement substantially in the form attached hereto as Exhibit A on or prior to such issuance; or (E) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Such Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Such Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c) Such Selling Shareholder will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d) Such Selling Shareholder will not take, directly or indirectly, any action that is designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

9. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in paragraph (c) below.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors and officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, only to the extent such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Selling Shareholder Information provided by such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds (after deducting underwriter discounts and commissions but before deducting offering expenses) received by such Selling Shareholder for the Shares sold by such Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to such Underwriter but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information in the third paragraph regarding the Underwriters’ offering of the Shares and the eleventh paragraph concerning the Underwriters’ stabilization activities under “Underwriting” (such information, the “Underwriter Information”).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel and to the indemnifying party paying for such counsel’s reasonably incurred fees and disbursements or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them. It is understood and agreed that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling

Shareholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such directors, officers and control persons and affiliates of any Underwriter, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Shareholders’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have sold hereunder, and not joint. Notwithstanding the foregoing provisions, the liability of each Selling Shareholder under the contribution agreement contained in this paragraph and the indemnity agreement contained in Section 10(b) shall be limited in the aggregate to an amount equal to the Selling Shareholder Proceeds of such Selling Shareholder.

(f) Each of the Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its officers or directors, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11. Termination. The Underwriters may terminate this Agreement by notice given by the Underwriters to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriters’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Underwriters’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one of the Underwriters shall fail or refuse to purchase Shares that it has agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriter shall be obligated to purchase the Shares which such defaulting Underwriter agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Underwriters, the Company and the Selling Shareholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Underwriters or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve the defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and each Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

14. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

(fax: (212) 622-8358)

Attention Equity Syndicate Desk

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Email: dg.ecm_execution_services@bofa.com

Attention: Syndicate Department

with a copy to:

Email: dg.ecm_legal@bofa.com

Attention: ECM Legal

if to the Company shall be delivered, mailed or sent to:

c/o Life Time Group Holdings, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

Tel: 952-947-0000

Attention: Legal Department

With copies to:

Latham and Watkins LLP

555 Eleventh Street NW

Suite 100

Washington, DC 20004-1304

Tel: (202) 637-2201

Attention: Jason Licht

And if to the Selling Shareholders shall be delivered, mailed or sent to:

Green LTF Holdings II LP

LGP Associates VI-A LLC

LGP Associates VI-B LLC

11111 Santa Monica Blvd, Suite 2000

Los Angeles, CA 90025

Tel: (310) 954-0444

Attention: Jennifer Klein - Chief Accounting Officer

Partners Group Access 83 PF LP

50 Lothian Road, Festival Square

Edinburgh EH3 9WJ Scotland

Tel: (212) 908-2600

Attention: Andres Small

Email: pgadmin@partnersgroup.com

andres.small@partnersgroup.com

Partners Group Private Equity II, LLC

Partners Group Private Equity (Master Fund), LLC

Partners Group Series Access II, LLC, Series 61

1114 Avenue of the Americas, 37th Floor

New York, NY 10036

Tel: (212) 908-2600

Attention: Andres Small

Email: pgadmin@partnersgroup.com

   andres.small@partnersgroup.com

TPG VII Magni SPV, L.P.

TPG VII Magni Co-Invest, L.P.

TPG Lonestar I, L.P.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Tel: (817) 871-4000

Attention: Office of General Counsel

Bahram Akradi

c/o Life Time Group Holdings, Inc.

2902 Corporate Place

Chanhassen, Minnesota 55317

Tel: 952-947-0000

With copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Tel: (617) 951-7063

Attention: Thomas Fraser

[Signature Pages Follow]

Very truly yours,

LIFE TIME GROUP HOLDINGS, INC.

By:	/s/ Erik Weaver
	Name:	Erik Weaver
	Title:	Executive Vice President & Chief Financial Officer

Very truly yours,

GREEN LTF HOLDINGS II LP

By: Peridot Coinvest Manager LLC, its general partner

By: Leonard Green & Partners, L.P., its manager

By: LGP Management, Inc., its general partner

By:	/s/ Jennifer Klein
Name:	Jennifer Klein
Title:	Chief Accounting Officer

LGP ASSOCIATES VI-A LLC

By:	/s/ Jennifer Klein
Name:	Jennifer Klein
Title:	Chief Accounting Officer

LGP ASSOCIATES VI-B LLC

By:	/s/ Jennifer Klein
Name:	Jennifer Klein
Title:	Chief Accounting Officer

[Signature Page to Underwriting Agreement]

Very truly yours,

PARTNERS GROUP SERIES ACCESS II, LLC, SERIES 61

By: Partners Group US Management II LLC, its manager

By: Partners Group AG, under power of attorney

By:	/s/ Janel Gruber-Stevens
Name: Janel Gruber-Stevens
Title: Authorized Signatory

By:	/s/ Hayley Elliott
Name: Hayley Elliott
Title: Authorized Signatory

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

By: Partners Group (USA) Inc. its member and investment manager

By: Partners Group AG, under power of attorney

By:	/s/ Janel Gruber-Stevens
Name: Janel Gruber-Stevens
Title: Authorized Signatory

By:	/s/ Hayley Elliott
Name: Hayley Elliott
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

PARTNERS GROUP ACCESS 83 PF LP

By: Partners Group Management (Scots) LLP, its general partner

By:	/s/ Janel Gruber-Stevens
Name: Janel Gruber-Stevens
Title: Authorized Signatory

By:	/s/ Hayley Elliott
Name: Hayley Elliott
Title: Authorized Signatory

PARTNERS GROUP PRIVATE EQUITY II, LLC

By: Partners Group US Management II LLC, its manager

By: Partners Group AG, under power of attorney

By:	/s/ Janel Gruber-Stevens
Name: Janel Gruber-Stevens
Title: Authorized Signatory

By:	/s/ Hayley Elliott
Name: Hayley Elliott
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Very truly yours,

TPG VII MAGNI SPV, L.P.

By: TPG VII Magni GenPar, L.P., its general partner

By: TPG VII Magni GenPar Advisors, LLC, its general partner

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

TPG VII MAGNI CO-INVEST, L.P.

By: TPG VII SPV GP, LLC, its general partner

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

TPG LONESTAR I, L.P.

By: TPG Lonestar GenPar I, L.P., its general partner

By: TPG Lonestar GenPar I Advisors, LLC, its general partner

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

[Signature Page to Underwriting Agreement]

Very truly yours,

BAHRAM AKRADI

By:	/s/ Bahram Akradi

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Enright
	Name:	Robert Enright
	Title:	Executive Director

By:	BOFA SECURITIES, INC.

By:	/s/ Manuel Sobrino
	Name:	Manuel Sobrino
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Shares to Be Sold
Green LTF Holdings II LP	9,691,673
LGP Associates VI-A LLC	16,415
LGP Associates VI-B LLC	163,599
TPG VII Magni SPV, L.P.	6,176,198
TPG VII Magni Co-Invest, L.P.	848,214
TPG Lonestar I, L.P.	42,887
Partners Group Series Access II, LLC, Series 61	462,506
Partners Group Private Equity (Master Fund), LLC	558,721
Partners Group Access 83 PF LP	38,559
Partners Group Private Equity II, LLC	1,228
Bahram Akradi	5,000,000

Total:	23,000,000

I-1

SCHEDULE II

Underwriter	Number of Shares to Be Purchased
J.P. Morgan Securities LLC	11,500,000
BofA Securities, Inc.	11,500,000

Total:	23,000,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued February 27, 2025

2.	Orally communicated pricing information:

Shares: 23,000,000

Public Offering Price per Share: $30.40

III-1

SCHEDULE IV

Schedule of Written Testing-The-Waters Communications

1.	None.

IV-1

EXHIBIT A

Form of Lock-Up Agreement

February [•], 2025

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that you, each as one of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Life Time Group Holdings, Inc., a Delaware corporation (the “Company”), and certain selling shareholders to be named in the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriters, he, she or it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 601 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (“Other Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such Other Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

[1]	180 days, to be included in the lock-up agreement of Bahram Akradi only.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or Other Securities in the following transactions:

(a) transactions relating to shares of Common Stock or Other Securities acquired in open market transactions after the completion of the Public Offering;

(b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or for bona fide estate planning purposes;

(c) if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by or under common control or management with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution by the undersigned to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders;

(d) by will, other testamentary document or intestacy;

(e) to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);

(f) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other court or regulatory agency order;

(g) establishing a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (a “Rule 10b5-1 Trading Plan”); provided that (i) such Rule 10b5-1 Trading Plan does not provide for the transfer of Common Stock during the Restricted Period (except to the extent related to sales described in subsection (i)(B) below) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such Rule 10b5-1 Trading Plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period (except to the extent related to sales described in subsection (i)(B) below);

(h) transfers to the Company from an employee of or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider;

(i) (A) transfers to the Company in connection with the vesting, settlement, or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, performance stock units, options, warrants or rights, or (B) transfers necessary (including transfers on the open market) to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting, settlement or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of Common Stock, whether by means of a “net settlement” or otherwise, and in all such cases described in subclauses (A) and (B), provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this agreement (except to the extent such shares are transferred on the open market under subsection (i)(B)), and provided further that any such restricted stock units, performance stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or are equity awards granted under a stock incentive plan or other equity award plan;

(j) transfers to the Company in connection with the repurchase of shares of Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan or pursuant to the agreements pursuant to which such shares were issued; provided that such repurchase of shares of Common Stock is in connection with the termination of the undersigned’s service-provider relationship with the Company;

(k) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company (or a duly authorized committee thereof) and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Common Stock shall remain subject to the provisions of this agreement;

(l) exercise of any rights to purchase, exchange or convert any stock options granted to the undersigned pursuant to the Company’s equity incentive plans, or any warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock;

(m) in connection with sales of Common Stock made pursuant to a Rule 10b5-1 Trading Plan that has been entered into by the undersigned prior to the date of this agreement; provided that the existence and details of such Rule 10b5-1 Trading Plan were communicated to the Underwriters prior to the execution of this agreement and such Rule 10b5-1 Trading Plan will not be amended or otherwise modified during the Restricted Period;

(n) the sale of shares of Common Stock pursuant to the Underwriting Agreement;

provided that in the case of clause (a) above, no filing under Section 16(a) of the Exchange Act shall be voluntarily made, and if such a filing is required, such filing must disclose that such transfer was made pursuant to a valid exemption from this agreement;

provided that in the case of clauses (b), (c), (d), (e), (f), (h), (i), (j), (l) and (m), (1) any filing under Section 16 of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in the applicable clause and (B) to the extent applicable, the underlying shares of Common Stock continue to be subject to the restrictions on transfer set forth in this lock-up agreement and (2) the undersigned does not otherwise voluntarily effect any other public filings or reports regarding such exercise during the Restricted Period (it being understood that the undersigned may make required filings on Schedule 13D, Schedule 13F, Schedule 13G and any amendments thereto during the Restricted Period);

provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e) or (f), each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement to the extent not already a party to such a lock-up agreement;

provided that in the case of any conversion, exchange or exercise pursuant to clause (l), any such shares of Common Stock received upon such action shall remain subject to the provisions of this agreement; and

provided that in the case of clauses (b), (c), (d) and (e), such transfer shall not involve a disposition for value.

For purposes of clause (k), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), of shares of capital stock if, after such transfer, such person or group of affiliated persons would beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) at least a majority of the outstanding voting securities of the Company (or the surviving entity).

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Notwithstanding anything herein to the contrary, if (i) the closing of the Public Offering has not occurred prior to March 15, 2025, (ii) the registration statement related to the Public Offering is withdrawn prior to the execution of the Underwriting Agreement, or (iii) the Company notifies the Underwriters or the Underwriters notify the Company, in either case in writing prior to the execution of the Underwriting Agreement, that the notifying party does not intend to proceed with the Public Offering, this agreement shall automatically terminate and be of no further force or effect.

The undersigned hereby consents to receipt of this agreement in electronic form and understands and agrees that this agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

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